                                                                      Exhibit 23




                         Consent of Independent Auditors



The Plan Committee
Employee Stock Purchase Plan
for Bargaining Unit Employees of
   United Cable Television of
   Baltimore Limited Partnership d/b/a
   United Artists Cable of Baltimore:


We consent to incorporation by reference in the registration statements (Nos. 33-60839, as amended, and 33-65485) on Form S-8 of the Employee Stock Purchase Plan for Bargaining Unit Employees of United Cable Television of Baltimore Limited Partnership d/b/a United Artists Cable of Baltimore of our report dated March 18, 1996, relating to the statement of net assets available for participant benefits of the Employee Stock Purchase Plan for Bargaining Unit Employees of United Cable Television of Baltimore Limited Partnership d/b/a United Artists Cable of Baltimore as of December 31, 1995, and the related statement of changes in net assets available for participant benefits for the period from Inception (July 1, 1995) to December 31, 1995, and all related schedules which report appears in the December 31, 1995, and all related schedules, which report appears in the December 31, 1995 Annual Report on Form 11-K of the Employee Stock Purchase Plan for Bargaining Unit Employees of United Cable Television of Baltimore Limited Partnership d/b/a United Artists Cable of Baltimore.


                                                 /s/  KPMG Peat Marwick LLP
                                                 ------------------------------
                                                      KPMG Peat Marwick LLP



Denver, Colorado
April 15, 1996